UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Willamette Valley Vineyards, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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8800 Enchanted Way SE
Turner, Oregon 97392
Notice of the Annual Meeting of Shareholders

To be held: Saturday, July 11, 2026

Dear Shareholders,

You are cordially invited to the 2026 Annual Meeting of Shareholders (“Annual Meeting”) of Willamette Valley Vineyards, Inc. (the “Company”), which will be held via online live webcast on Saturday, July 11, 2026, beginning at 11:00 a.m. Pacific Time.

The government-mandated “escheatment” process could adversely affect your shares. If the Company, or the Company’s Transfer Agent, Equiniti, cannot locate you, they are required to transfer your shares to the state government as “unclaimed” property. Voting your shares or updating your contact information will assure your continued control of your shares. For registered shareholders, you can update your information by emailing us at: stock.offering@wvv.com. Beneficial owners should contact their brokerage firm with updates to their contact information.

The Annual Meeting can be accessed by visiting wvv.com/annualmeeting, where you will be able to participate in the meeting live and vote online. In order to be able to vote at the Annual Meeting, you will need your control number, which is included on your proxy ballot if you are a shareholder of record on May 8, 2026 or included with the form and voting instructions you received from your broker if you hold your shares in “street name.” The Annual Meeting will be held for the following purposes:

1.	To consider and vote upon a proposal to elect two members to our Board of Directors to serve for a term ending at the 2029 annual meeting of shareholders;

2.	To ratify the appointment by the Board of Directors of Baker Tilly US, LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2026;

3.	To conduct a non-binding advisory vote on the Company’s executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments of the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement (the “Proxy Statement”) that accompanies this notice.

Our Board of Directors fixed May 8, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments of the meeting, and only shareholders of record at the close of business on that date are entitled to this notice and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at our office for ten days prior to the Annual Meeting.

We hope that you will use this opportunity to take an active part in our affairs by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed proxy ballot or by casting your vote using the Internet. An electronic version of the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 is available at this web address: wvv.com/annualmeeting. Please access your Proxy using one of the methods outlined in the Proxy Statement – Internet, regular mail, or telephone. If you receive more than one proxy card because you own shares registered in different names or addresses, each proxy card should be voted and returned.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James Bernau
James Bernau
President and Chairperson of the Board of Directors

Turner, Oregon
May 28, 2026

PROXY STATEMENT
for the
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 11, 2026

1.       INTRODUCTION

1.1	General

This proxy statement (the “Proxy Statement”) and the accompanying proxy ballot are being furnished to the shareholders of Willamette Valley Vineyards, Inc., an Oregon corporation (the “Company”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board” or the “Board of Directors”) from shareholders of record of outstanding shares of the Company’s common stock, no par value (the “Common Stock”) on May 8, 2026, for use in voting at the Company’s Annual Meeting of Shareholders which will be conducted via online live audio webcast on Saturday, July 11, 2026 at 11:00 a.m. (Pacific Time), and any adjournments or postponements thereof (the “Annual Meeting”). There will not be a physical meeting location. The Annual Meeting can be accessed by visiting wvv.com/annualmeeting, where you will be able to participate in the Annual Meeting live and vote online. In order to be able to vote at the Annual Meeting, you will need your Control number, which is included on your proxy ballot if you are a shareholder of record as of May 8, 2026 or included with the form and voting instructions you received from your broker if you hold your shares of Common Stock in “street name.” Please note that you will not be able to attend the Annual Meeting in person. References to “we”, “our”, “us”, or the “Company” in this Proxy Statement mean Willamette Valley Vineyards, Inc.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on July 11, 2026

Pursuant to rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide Internet access to our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) rather than distributing hardcopies of the meeting materials. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Consequently, shareholders will not receive paper copies of our proxy materials unless requested as set forth herein. We will instead send to these shareholders an Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting (the “Notice of Internet Availability”), with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report. This reduces postage, printing expenses, and paper waste and is part of our efforts to eliminate unnecessary expenses and conserve the environment. This Proxy Statement along with our Annual Report are available at wvv.com by clicking on the “Investor Relations” tab or wvv.com/annualmeeting.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following:

(1)	To elect two members to the Board of Directors to serve for a term ending at the 2029 annual meeting of shareholders;

(2)	To ratify the appointment by the Board of Directors of Baker Tilly US, LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2026;

(3)	To conduct a non-binding advisory vote on the Company’s executive compensation; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Notice of Internet Availability, which contains information as to how shareholders can access this Proxy Statement, the Annual Report and a proxy ballot, is first being mailed to the Company’s shareholders on or about May 28, 2026.

1.2	Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on May 8, 2026 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were 1,745 registered holders holding 4,979,529 shares of Common Stock. The presence in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Shareholders can vote on matters that properly come before the Annual Meeting in one of four ways:

Voting online at the Annual Meeting

There will not be a physical meeting location. You will be able to vote online at the Annual Meeting by visiting wvv.com/annualmeeting. You will need your control number, which is included on your proxy card if you are a shareholder of record as of May 8, 2026 or included with the form and voting instructions you received from your broker if you hold your shares of Common Stock in “street name.”

Voting by mail

Shareholders may vote by marking, signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, prior to the Annual Meeting.

Voting on the Internet before the Annual Meeting

Shareholders may vote their shares of Common Stock by going to www.proxyvote.com and following the instructions for electronic delivery up until 11:59 p.m. Eastern Time on July 10, 2026. Shareholders should have their proxy card in hand when accessing the website.

Voting by Telephone

Shareholders may vote by calling the toll-free number listed on the proxy card from any touch-tone telephone and following the instructions up until 11:59 p.m. Eastern Time on July 10, 2026. Shareholders should have their proxy card in hand when calling.

Shareholders, who own their shares through a brokerage account or in other nominee form, should follow the instructions received from the record holder to see which voting methods are available.

Each enclosed proxy gives discretionary authority to the persons named therein with respect to any amendments or modifications of the Company proposals and any other matters that may be properly proposed at the Annual Meeting. The shares represented by all valid unrevoked proxies returned in time to be voted at the Annual Meeting will be voted in accordance with the instructions marked therein. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY STATEMENT AND FOR THE EACH OF THE OTHER PROPOSALS AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD WHICH ARE DESCRIBED IN THIS PROXY STATEMENT. If any other matter(s) properly comes before the Annual Meeting, the proxies solicited hereby will be exercised in accordance with the reasonable judgment of the proxy holders named therein. If the Annual Meeting is adjourned or postponed, your shares will be voted by the proxy holders on the new meeting date as well, unless you have revoked your proxy instructions before that date. Under Oregon law, shareholders are not entitled to dissenters’ rights with respect to any of the proposals set forth in this Proxy Statement.

A shareholder may revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or by attending the Annual Meeting and voting over the Internet. Attending the Annual Meeting in and of itself will not revoke previously given proxies. In order to be effective, all revocations and later-filed proxies must be delivered to the Company, care of Broadridge, at the address listed above not later than 5:00 p.m. Eastern time, on Friday, July 10, 2026. A shareholder who attends the Annual Meeting need not revoke a previously executed proxy and vote online unless the shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

A proxy marked as abstaining will be treated as present for the purpose of determining whether there is a quorum for the Annual Meeting but will not be counted as voting on any matter as to which abstinence is indicated. If a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote, while action on a matter other than the election of directors is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action. Consequently, assuming the presence of a quorum, abstentions will not affect the results of the matters to be affected at the Annual Meeting.

A Broker “non-vote,” which occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions on a non-routine matter or matters to the broker or other nominee holder, will be treated as present for purposes of determining whether there is a quorum for the Annual Meeting. Pursuant to applicable regulations, if a shareholder does not give voting instructions to his/her/its broker, such broker will not be permitted to vote the shareholder’s shares of Common Stock with respect to any of the Proposals described in this Proxy Statement, except for Proposal 2. We expect that banks and brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to the vote to ratify the Company’s selected independent registered public accounting firm in Proposal 2.

The Company will pay the cost of its proxy solicitation. In addition to the use of the mails, proxies may be solicited personally, by telephone or by email by directors, officers and employees of the Company, who will not be specially compensated for such activities. Your cooperation in promptly completing and returning the enclosed proxy to vote your shares of Common Stock will help to avoid additional expense.

1.3	Interests of Officers and Directors in Matters to be Acted Upon at the Annual Meeting

Certain members of the Board have an interest in Proposal 1, the election of the director nominees set forth herein to serve for a term ending at the 2029 annual meeting of shareholders. Members of the Board and executive officers of the Company do not have any interest in Proposal 2, the ratification of the appointment of the Company’s independent registered public accounting firm or Proposal 3, the non-binding advisory vote on the Company’s executive compensation.

1.4	Directors and Executive Officers

The following table sets forth certain information regarding the Company’s directors and executive officers:

			Group	Term
Name	Position(s) with the Company	Age	Number	Ends
James W. Bernau (3)	Chairperson of the Board, President and Principal Executive Officer and Director	72	I	2026
Craig Smith (2)(3)(4)	Secretary and Director	79	II	2027
John Ferry	Chief Financial Officer	60	NA	NA
Michael Osborn	Chief Executive Officer	56	NA	NA
James L. Ellis (3)	Director	81	III	2028
Sean M. Cary (2)	Director	52	I	2026
Stan G. Turel (1)(2)(3)(4)	Director	77	II	2027
Sarah Rose (1)	Director	40	II	2027

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Executive Committee

(4)	Member of the Capital Development Committee

All directors hold office until the end of their term’s respective annual meeting of shareholders or until their successors have been elected and qualified. Executive officers are appointed by the Board and serve at the pleasure of the Board. The Board is divided into three groups (I, II, and III). Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

There are no family relationships among any of our current directors or executive officers. Set forth below is additional information about each director and executive officer of the Company.

James W. Bernau – Mr. Bernau has been President of the Company and Chairperson of the Board of Directors of the Company since its inception in May 1988. Mr. Bernau, an Oregon winegrower, originally established Willamette Valley Vineyards as a sole proprietorship in 1983, and he co-founded the Company in 1988 with Salem grape grower, Donald Voorhies. From 1981 to September 1989, Mr. Bernau was Director of the Oregon Chapter of the National Federation of Independent Businesses (“NFIB”), an association of 15,000 independent businesses in Oregon. Mr. Bernau has served as the President of the Oregon Winegrowers Association and the Treasurer of the association’s Political Action Committee (PAC) and Chair of the Promotions Committee of the Oregon Wine Advisory Board, the State of Oregon’s agency dedicated to the development of the industry. In March 2005, Mr. Bernau received the industry’s Founder’s Award for his service. Mr. Bernau’s qualifications to serve on the Company’s Board of Directors include his more than 35 years of leadership of the Company and his industry experience and contacts.

Craig Smith, MBA, JD – Mr. Smith has served as a director since October 2007 and as Secretary since 2009. For over 20 years Mr. Smith served as the Vice President/Chief Financial Officer of Chemeketa Community College in Salem, Oregon. He was an Adjunct Professor at the Atkinson Graduate School of Management at Willamette University, as well as Managing Partner of Faler, Grove, Mueller & Smith, a large local CPA firm. He has served on many State of Oregon commissions and as the Board Chairperson for many of the local non-profit and educational institutions including the Salem Keizer School Board, Chemeketa Community College Board of Education, Oregon State Fair Council, Oregon Fair Dismissal Appeals Board, Mid-Willamette Valley Council of Governments, Oregon School Boards Association and the United Way. Now retired Mr. Smith was a member of the Oregon State Bar as well as a Certified public accountant. Mr. Smith’s qualifications to serve on the Company’s Board of Directors include his financial and accounting experience.

John Ferry – Mr. Ferry has served as Chief Financial Officer of the Company since September 2019, and served as President of Contact Industries, a wood products-based OEM supplier, from November 2014 until July 2019. He served as CFO of Lifeport Inc., a division of Sikorsky Aircraft, from April 2012 to November 2014. Further, he has served in senior financial leadership positions in various Aerospace-related industries dating back to 1996. Mr. Ferry has earned an Executive MBA from Bath University, in England, and a MA Hon’s degree in Accounts/Economics from Dundee University in Scotland.

Michael Osborn – Mr. Osborn has served as Chief Executive Officer of the Company since May 2025. Prior to joining the Company, Mr. Osborn served as founder and Executive Vice President of Wine.com from February 2004 to May 2025, where he led that company’s supplier, wholesaler and merchandising efforts. Mr. Osborn has also served on the Board of Directors of the Wine Business Institute of Sonoma State University since June 2016.

James L. Ellis – Mr. Ellis has served as a director since July 1991. Mr. Ellis retired from full time duties with the Company in July of 2009. He currently serves as the Company’s ombudsman and works part-time on selected projects. Mr. Ellis previously served as the Company’s Director of Human Resources from 1993 to 2009. He was the Company’s Secretary from 1997 to 2009, and Vice President /Corporate from 1998 to 2009. From 1990 to 1992, Mr. Ellis was a partner in Kenneth L. Fisher, Ph.D. & Associates, a management-consulting firm. From 1980 to 1990, Mr. Ellis was Vice President and General Manager of R.A. Kevane & Associates, a Pacific Northwest personnel-consulting firm. From 1962 to 1979, Mr. Ellis was a member of and administrator for the Christian Brothers of California, owner of Mont La Salle Vineyards and producer of Christian Brothers wines and brandy. Mr. Ellis’ qualifications to serve on the Company’s Board of Directors include his prior experience as a member of the Company’s senior management, as well as more than 40 years of business experience.

Sean M. Cary – Mr. Cary has served as a director since July 2007. Mr. Cary is the Chief Financial Officer of Pacific Excavation, Inc., a Eugene, Oregon based heavy and civil engineering contractor. Previously, Mr. Cary served as the CFO of CBT Nuggets, LLC, the Corporate Controller of National Warranty Corporation, the CFO of Cascade Structural Laminators and prior to that as Controller of Willamette Valley Vineyards. Mr. Cary served in the U.S. Air Force as a Financial Officer. Mr. Cary holds a Master of Business Administration degree from the University of Oregon and a Bachelor of Science Degree in Management from the U.S. Air Force Academy. Mr. Cary’s qualifications to serve on the Company’s Board of Directors include his financial and accounting expertise.

Stan G. Turel – Mr. Turel has served as a director since November 1994. Mr. Turel is President of Turel Enterprises, a real estate management company managing his own properties in Oregon, Washington and Idaho and is President of Columbia Pacific Tax in Bend, Oregon. Prior to his current activities, Mr. Turel was the Principal and CEO of Columbia Turel, (formerly Columbia Bookkeeping, Inc.) a position which he held from 1974 to 2001. Prior to the sale of the company to Fiducial, one of Europe’s largest accounting firms, Columbia had approximately 26,000 annual tax clients including approximately 4,000 small business clients. Additionally, Mr. Turel successfully operated as majority owner of two cable TV companies during the 80’s and 90’s which were eventually sold to several public corporations. Mr. Turel is a pilot, author, was a former delegate to the White House Conference on Small Business and held positions on several state and local Government committees. Mr. Turel’s qualifications to serve on the Company’s Board of Directors include his more than 20 years of accounting and business management experience.

Sarah Rose –Ms. Rose joined the Board on July 16, 2022. Ms. Rose started her career at WVV as a marketing intern and worked in the tasting room during her time at Willamette University where she received a Bachelor of Arts in Anthropology. Ms. Rose has 15+ years of experience innovating and implementing marketing and event campaigns – including seven years (from 2015 – 2022) for Compass Group at Microsoft, where she was responsible for the customer experience including storytelling, events, and communications for 40,000+ Microsoft employees on the expansive Puget Sound campus. While she also spent some time working for a start-up (2023-2023), she has rejoined the food and hospitality industry once again at Compass Group at Amazon in 2023, responsible for the events, marketing and storytelling across the enterprise at Amazon. Ms. Rose is also on her local school’s PTA board in Communications. Ms. Rose’s qualifications to serve on the Board include her marketing, event, and hospitality expertise.

1.5       Board and Committee Meeting Attendance

The Board of Directors met seven times during 2025. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of each committee on which each director served.

1.6       Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of shareholders, directors are encouraged to attend the annual meetings. All of our then-current directors attended the Company’s 2025 annual meeting of shareholders.

1.7       Independence

The Board of Directors has determined that each of our directors other than Mr. Bernau and Mr. Ellis is “independent” within the meaning of the applicable rules and regulations of the SEC and the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), as currently in effect. Furthermore, the Board of Directors has determined that each of the members of the Compensation and Audit Committees of the Board of Directors is “independent” under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ, as currently in effect. The Board of Directors does not have a separate standing Nominating Committee. Consistent with NASDAQ rules, only independent directors participate in meetings where the Board of Directors functions as the Company’s nominating committee. The independent directors held two meetings in 2025.

1.8       Committees of the Board of Directors

Compensation Committee

The Board of Directors has a compensation committee (the “Compensation Committee), which reviews executive compensation, makes recommendations to the full Board regarding changes in compensation, administers the Company’s Clawback Policy and administers the Company’s 2025 Omnibus Equity Incentive Plan. Executive officers do not play a role in determining executive compensation. The Compensation Committee does not delegate any of its duties, and it may retain consultants for the purposes of determining executive compensation. The Compensation Committee held six meetings in 2025. The Compensation Committee did not engage the services of a compensation consultant for 2025. The members of the Compensation Committee are Sarah Rose and Stan Turel. All members of the Compensation Committee are independent under the applicable rules and regulations of the SEC and the director independence standards applicable to compensation committee members of NASDAQ listed companies, as currently in effect. A copy of the Compensation Committee’s charter can be found on the Company’s website, www.wvv.com.

Audit Committee

The Company has a separately designated standing audit committee (the “Audit Committee”). The members of the Audit Committee are Sean Cary (Chairperson), Craig Smith, and Stan Turel. All members of the Audit Committee are independent as defined under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ, as currently in effect. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and reports to the Board of Directors the results of these activities, including the systems of internal controls that management and the Board of Directors have established, our audit and compliance process and financial reporting. The Audit Committee, among other duties, engages the independent public accountants, pre-approves all audit and non-audit services provided by the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, considers the compatibility of any non-audit services provided by the independent public accountants with the independence of such auditors and reviews the independence of the independent public accountants. Mr. Smith is designated by the Board of Directors as the “audit committee financial expert” under SEC rules. The Audit Committee conducted four meetings in the year ended December 31, 2025 and each meeting was attended by at least two of the committee members. A copy of the Audit Committee charter can be found at our website, www.wvv.com.

Capital Development Committee

The Board of Directors formed a Capital Development Committee to review potential capital projects or purchases and make recommendations to the full Board of Directors. Additionally, the committee evaluates growth needs of the Company and makes recommendations to management. The Capital Development Committee did not meet in 2025. The members of the Capital Development Committee are Craig Smith and Stan Turel.

Nominating Committee Functions

Consistent with NASDAQ rules, the independent members  of the Board of Directors perform the function of a nominating committee by selecting and recommending to the full Board of Directors nominees for election as directors. Given its size, the Board believes that performing this function is a pragmatic and realistic approach. The Board determines based on the recommendation of the independent members of the Board whether to present director nominees to the Company’s shareholders for election to the Board of Directors. In seeking nominees, the Board looks for qualified candidates that will meet the oversight and financial expertise needs of the Company. The Board also looks for nominees who will meet the independent qualifications necessary to meet current the independence criteria of Nasdaq and the SEC. While the Board does not have a specific policy on Board diversity requirements, the Board believes that diversity is an important factor in determining the composition of the Board and, therefore, seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board. The independent members of the Board, functioning as a nominating committee, annually evaluate the Board’s composition. This evaluation enables the Board to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time.

Nominations of candidates by shareholders of the Company to be considered by the Board for membership on the Board of Directors may be submitted if such nominations are made pursuant to timely notice in writing to the Company’s Secretary. For more information, please see the information provided under the heading “Shareholder Proposals and Nominations” below. The current nominees were selected by the independent members of the Board of Directors, which nominees were ratified by the entire Board of Directors. The Company does not currently have a charter or formal policy with respect to the consideration of director candidates recommended by shareholders. The reason for not having such a formal policy is that the Board believes the current approach has functioned well and therefore no formal policy has been deemed necessary by the Board.

Executive Committee

In 1997 the Board appointed an Executive Committee. The members of the Executive Committee are James Bernau, James Ellis, Craig Smith and Stan Turel. The Executive Committee did not meet in 2025.

1.9       Leadership Structure of Board of Directors

Currently, the Company’s President and Principal Executive Officer, Mr. Bernau, also serves as its Chairperson of the Board. The Board believes the interests of all shareholders are best served at the present time through a leadership model with the same person holding the positions of President and Chairperson of the Board.

Mr. Bernau possesses an in-depth knowledge of the Company, its operations, and the array of challenges to be faced, gained through over 35 years of successful experience in the industry. The Board believes that these experiences and other insights put Mr. Bernau in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to its shareholders.

Further, the Board has demonstrated its commitment and ability to provide independent oversight of management. All directors other than Mr. Bernau and Mr. Ellis have been determined by the Board to be independent, and all the members of each of the Compensation and Audit Committees are independent. Since each independent director may call meetings of the independent directors and may request agenda topics to be added or dealt with in more detail at meetings of the full Board, or an appropriate Board committee, the Board does not believe it necessary to have a lead independent director.

1.10       Role of Board of Directors in Risk Oversight

The entire Board and each of its standing committees are involved in overseeing risks associated with the Company. The Board monitors the Company’s governance by regular review with management and outside advisors. The Board and the Audit Committees monitor the Company’s liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and external auditors and other advisors. In its periodic meetings with the Company’s independent accountants, the Audit Committee discusses the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. As part of its responsibilities as set forth in its charter, the Compensation Committee reviews the Company’s executive compensation program and the associated incentives to determine whether they present a significant risk to the Company.

1.11       Director Compensation

The following table sets forth information concerning compensation of the Company’s directors other than Mr. Bernau for the fiscal year ended December 31, 2025:

					Change
					in Pension
					Value and
					Nonqualified
	Fees Earned			Non-equity	Deferred
	or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
James L. Ellis	$5,400	-	-	-	-	$9,628	$15,028
Sean M. Cary	6,464	-	-	-	-	-	6,464
Craig Smith	5,500	-	-	-	-	-	5,500
Stan G. Turel	5,850	-	-	-	-	-	5,850
Sarah Rose	8,063	-	-	-	-	-	8,063
Cara Pepper Day[1]	4,500	-	-	-	-	-	4,500
Elizabeth (Libby) Spencer[2]	583	-	-	-	-	-	583

1	Ms. Pepper Day decided not to stand for re- election to the board at the 2025 annual meeting of the Company’s stockholders.

2	Ms. Spencer resigned from the Board in February 2025 for personal reasons.

Other compensation for James L. Ellis includes a monthly stipend for ongoing consultation services as well as serving as administrator of any potential employee complaint that might rise to the Board’s level. The members of the Board received cash compensation for their service on the Board in 2025 and are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings.

In January 2009, the Board, upon the recommendation of the Compensation Committee, who had sought outside counsel regarding revision of the Company’s Board compensation plan, adopted the final version of the revised WVV Board Member Compensation Plan (the “Board Compensation Plan”). The Board Compensation Plan was updated at the Board meeting in February 2024 (the “Revised Plan”). Under the terms of the Revised Plan, any Board member may elect not to receive any or all of the compensation components. The Board also reserved the right to suspend this plan at any time based on prevailing economic conditions and their impact on the Company. The Revised Plan stipulates that each director receive: (i) a $1,000 yearly stipend for service on the Board; (ii) $500 per Board meeting; and (iii) $200 per committee meeting.

1.12       Communications to the Board of Directors

The Board of Directors welcomes and encourages shareholders to share their thoughts regarding the Company. The Board of Directors has adopted a policy whereby all communications should first be directed to the Company’s Secretary at Willamette Valley Vineyards, Inc., 8800 Enchanted Way SE, Turner, Oregon 97392. If appropriate, the Secretary will then distribute a copy of the communication to the Chairperson of the Board, the Chairperson of the Audit Committee and the Company’s outside counsel. Based on the input and decision of these persons, along with the entire Board of Directors if it is deemed necessary, the Company will respond to the communication. Shareholders should not communicate directly with any other individual officer or director unless requested to do so. Furthermore, the Secretary will not distribute any communications if the communication is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

1.13       Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics applicable to its principal executive officer, chief executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Company’s Code of Conduct and Ethics is posted on the Company’s website, www.wvv.com. Amendments to the Company’s Code of Conduct and Ethics or any grant of a waiver from a provision of the Company’s Code of Conduct and Ethics requiring disclosure under applicable SEC rules, if any, will be disclosed on the Company website. Any person may request a copy of the Company’s Code of Conduct and Ethics, at no cost, by writing to the Company at the following address:

Willamette Valley Vineyards, Inc.
Attention: Corporate Secretary
8800 Enchanted Way SE
Turner, Oregon 97392

1.14       Insider Trading Policy and Anti-hedging

The Company has adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions of its securities by directors, officers and employees (or the Company itself) that are reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. As part of our Insider Trading Policy, all of our officers, directors, and employees that may have access to material non-public information regarding our Company, are prohibited from engaging in short sales of our securities, any hedging or monetization transactions involving our securities and in transactions involving puts, calls or other derivative securities based on our securities. Our Insider Trading Policy further prohibits such persons from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan unless pre-cleared. As of December 31, 2025, none of our directors or executive officers had pledged any shares of our Common Stock.

We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to our Company.

2.       EXECUTIVE COMPENSATION

2.1       Summary Compensation Table

The following table sets forth certain information concerning compensation paid or accrued by the Company, to or on behalf of the Company’s President, James W. Bernau (who is also the Company’s principal executive officer), Chief Executive Officer, Mike Osborn and Chief Financial Officer, John Ferry for the fiscal years ended December 31, 2025 and December 31, 2024.

Summary compensation information is as follows:

Summary Compensation Table
							Nonqualified
						Non-equity	Deferred	All
Name,				Stock	Option	Incentive Plan	Comp.	Other
Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Comp.*	Total
James W. Bernau
President	2025	$340,195	$-	$-	$-	$-	$-	$91,107	$431,302
President, Chief Executive	2024	$330,607	$30,097	$-	$-	$-	$-	$90,515	$451,219
John Ferry
Chief Financial Officer	2025	$211,371	$-	$-	$-	$24,000	$-	$9,415	$244,786
Chief Financial Officer	2024	$204,711	$-	$-	$-	$24,000	$-	$9,148	$237,859
Michael Osborn
Chief Executive Officer	2025	$272,163	$-	$79,500	$-	$-	$-	$-	$351,663

*	All other compensation includes Company payments for medical insurance, value of lodging, Board of Director stipends (Mr. Bernau), life insurance payments and Company 401(k) matching contributions.

2.2        Pay versus Performance

The Company is providing this Pay Versus Performance (“PVP”) disclosure, as required by the SEC pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. These rules introduce a method for calculating total compensation called Compensation Actually Paid (“CAP”). The rules require us to provide a table reporting the total compensation for our principal executive officer (“PEO”), as well as the average total compensation of our other Named Executive Officers. The table below reports (i) the compensation for our PEO and other Named Executive Officers, as historically reported in the Summary Compensation Table, and on a CAP basis, as well as (ii) our total shareholder return; and (iii) our net income, for each of the past three years. For each such year, Mr. Bernau was our PEO, and Mr. Ferry was another Named Executive Officer, while Michael Osborn was a Named Executive Officer in 2025.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually paid to Non-PEO NEOs (3)($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)(4)	Net income (loss) (In thousands) ($) (5)
2025	431,302	431,302	298,225	293,350	51.11	(917.69)
2024	451,219	451,219	237,859	237,859	56.14	(117.89)
2023	408,874	408,874	231,702	231,702	89.78	(1,198.59)

(1)	For the applicable fiscal year, the dollar amounts reported reflect compensation actually paid to our PEO in 2025, 2024, and 2023, consisting of the respective amounts set forth in the “Total” column the Summary Compensation Table above, with no further adjustments.

(2)	For the applicable fiscal year, the dollar amounts shown represent the average of the amounts reported for the Named Executive Officers as a group (excluding the PEO) in the “Total” column of the Summary Compensation Table.

(3)	For the applicable fiscal years, Mr. Ferry did not receive any equity awards and did not have any such awards outstanding, and therefore no such adjustments are required under the SEC rules. For fiscal year 2025, Mr. Osborn’s equity award value, as reported in the Summary Compensation Table, was adjusted per below in accordance with the SEC rules. The below total equity award adjustment amount was utilized in reporting the non-PEO average paid compensation.

Name	Summary Compensation Table Fair Value of Equity Awards Granted in FY2025	Year End Fair Value of Unvested Equity Awards Granted in FY2025	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in FY2025	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in FY2025	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in FY2025	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Michael Osborn	(79,500)	-	-	69,750	-	-	-	($9,750)

(4)	For the applicable fiscal year, represents the cumulative total shareholder return of the Company for the measurement periods ending on December 31, 2025, December 31, 2024, and December 31, 2023.

(5)	For the applicable fiscal year, reflects “Net income (loss)” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2025, 2024 and 2023.

2.3        Outstanding Equity Awards at December 31, 2025

The Willamette Valley Vineyards Inc, 2025 Omnibus Equity Incentive Plan (“2025 Plan”) was adopted by the Board on May 27, 2025, and was approved by the Company’s shareholders on July 12, 2025. The Company had no equity awards outstanding under the 2025 Plan or under any other equity compensation plan as of December 31, 2025.

2.4        Compensation Philosophy

The compensation of our NEOs has been designed to implement compensation principles that are intended to align management’s interests with our shareholder’s interests in order to support long-term value creation. In establishing the compensation structure of our NEOs, the Compensation Committee determined that the use of a performance-based incentive should provide additional motivation for our NEOs to achieve both short-term and long-term business and growth goals for the Company. Additionally, the application of a consumer price index inflation factor to base salary on an annual basis ensures our NEOs will not lose buying power, on core compensation, while pursuing these goals.

2.5       Bernau Employment Agreement

The Company and Mr. Bernau are parties to an employment agreement dated August 3, 1988, as amended on February 20, 1997, in January of 1998, in November 2010, and again on November 8, 2012 (the “Bernau Employment Agreement”). Under the Bernau Employment Agreement, Mr. Bernau is paid an annual salary with annual increases tied to increases in the consumer price index. Mr. Bernau’s 2025 bonus is calculated as a percentage of Company net income before taxes: 5% on the first $1.75 million of pre-tax income, and 7.5% on pre-tax net income over $1.75 million, not to exceed his current yearly base salary. Additionally, Mr. Bernau participates in the Company’s employer-sponsored 401(k) plan. Pursuant to the Bernau Employment Agreement, the Company provides Mr. Bernau with housing on the Company’s property. Mr. Bernau resides in the estate house, free of rent, which is also used to accommodate overnight stays for Company guests. Mr. Bernau resides in the residence for the convenience of the Company and must continue to reside there for the duration of his employment in order to provide additional security and lock-up services for late evening events at the Company’s winery in Turner, Oregon. The Bernau Employment Agreement provides that Mr. Bernau’s employment may be terminated only for cause, which is defined as non-performance of his duties or conviction of a crime.

2.6       Ferry Employment Agreement

The Company and Mr. Ferry are parties to an employment agreement dated September 11, 2019 (the “Ferry Employment Agreement”). Under the Ferry Employment Agreement, Mr. Ferry is paid an annual salary that is both reviewed and subject to adjustment annually. Mr. Ferry is also eligible to receive an annual performance-based incentive payment that is reviewed and subject to adjustment. Mr. Ferry is also due a retention payment of $150,000 if he is with the Company through April 30, 2026. The Ferry Employment Agreement provides that Mr. Ferry is entitled to participate in the Company’s standard benefit plans, in accordance with Company policy, and is entitled to four (4) weeks of paid vacation per year.

2.7       Osborn Employment Agreement

The Company and Mr. Osborn are parties to an employment agreement dated May 12, 2025 (the “Osborn Employment Agreement”), pursuant to which Mr. Osborn is entitled to an annualized base salary of $425,000 (the “Osborn Base Salary”) through December 31, 2026. Beginning January 1, 2027, the Osborn Base Salary shall be adjusted upward tied to the year-over-year percentage change in the consumer price index for urban wage earners (CPI-W) published by the United States Bureau of Labor Statistics. From such date onward, the Base Salary also may be increased by the Company in its sole discretion.

The terms of the Osborn Employment Agreement also provide that Mr. Osborn is eligible for an annual discretionary (nonguaranteed) target incentive bonus ( the “Osborn TIB”) conditioned upon the Company achieving certain financial performance goals for each fiscal year. The Osborn TIB target is equal to five percent (5%) of the Company’s pre-tax income above $3,500,000 for the applicable fiscal year (as determined by the Company’s Board of Directors in its reasonable discretion based on audited year-end financials), capped at 25% of the Osborn Base Salary.

Further, subject to both the approval of the Company’s Board of Directors and Mr. Osborn’s continued employment as the Company’s Chief Executive Officer, Mr. Osborn is entitled to receive the following equity incentive awards: (i) 15,000 shares of the Company’s common stock no later than 90 days after May 19, 2025 (the “Osborn Start Date”), (ii) 7,000 performance restricted stock units (the “PSUs”) on the one year anniversary of the Osborn Start Date and on each successive annual anniversary of the Osborn Start Date for a period of ten years, with each such PSU vesting into a share of the Company’s common stock one year from the date of grant, (iii) 200,000 PSUs, which become eligible for vesting in the period commencing on the date that is fifth anniversary of the Osborn Start Date and ending on the date that is five years after such anniversary date (the “Osborn Long Term Incentive Period”), will vest upon the occurrence of the following events during the Osborn Long Term Incentive Period: (A) 50,000 PSUs shall vest if the trading price of the Company’s shares of common stock on NASDAQ is at least $12 per share on average for a period of three months during any one year period; (B) an additional 50,000 PSUs shall vest if the trading price of the Company’s shares of common stock on NASDAQ is at least $15 per share on average for a period of three months during any one year period; (C) an additional 50,000 PSUs shall vest if the trading price of the Company’s shares of common stock on NASDAQ is at least $20 per share on average for a period of three months during any one year period; and (D) the final 50,000 PSUs shall vest if the trading price of the Company’s shares of common stock on NASDAQ is at least $25 per share on average for a period of three months during any one year period.

2.8       Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company will not grant stock options or similar equity awards under the Company’s 2025 Omnibus Equity Incentive Plan such plan to any member of the Board of Directors, any officer of the Company or any other person who holds a position with the Company of Vice President or above and who directly reports to the Company’s President or Chief Executive Officer in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s stock, such as a significant positive or negative earnings announcement, or time the public release of such information based on stock option grant dates. In addition, the Company will not grant stock options or similar awards during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information. These restrictions will not apply to restricted stock units or other types of equity awards that do not include an exercise price related to the market price of the Company’s stock on the date of grant.

The Company’s executive officers will also not be permitted to choose the grant date for any stock option grants.

2.9       Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to beneficial ownership of the Company’s Common Stock as of May 26, 2026 by: (i) each person who beneficially owns more than 5% of the Company’s Common Stock; (ii) each Director of the Company; (iii) each of the Company’s named executive officers; and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, each person has sole voting and investment power with respect to all shares attributable to such person.

Information concerning persons who beneficially own more than 5% of the Company’s common stock who are not otherwise affiliated with the Company is based solely upon statements made in filings with the SEC or other information we believe to be reliable.

Unless otherwise noted, the address of each beneficial owner listed in the table is 8800 Enchanted Way SE Turner, OR 97392.

			Percent of
	Number of		Shares	Beneficial
	Shares Outstanding		Beneficially	Ownership
	Stock		Owned (1)	Denominator
James W. Bernau, President/CEO, Chair of the Board	374,501		7.5%	4,979,529

John Ferry, CFO	5,500		**	4,979,529

Mike Osborn, CEO	20,000		**	4,979,529

James L. Ellis, Director	19,865		**	4,979,529

Sean M. Cary, Director	5,200		**	4,979,529

Stan G. Turel, Director	20,427		**	4,979,529

Craig Smith, Director	1,500		**	4,979,529

Sarah Rose, Director	5,000		**	4,979,529

Christopher Riccardi	385,485	(2)	7.7%	4,979,529
100 Tall Pine Ln., Apt 2102, Naples, FL 34105

All Directors and Executive Officers as a group (8 persons)	451,993		9.1%	4,979,529

**	Less than one percent

(1)	The percentage of outstanding shares of common stock is calculated based on 4,979,529 shares of Common Stock outstanding as of March 24, 2026. Shares owned do not include ownership of preferred stock shares.

(2)	Based on a Form 4 filed by Mr. Riccardi with the SEC on December 29, 2015.

2.10       Transactions with Related Persons

There were no transactions during the Company’s fiscal years ended December 31, 2025 and December 31, 2024 to which the Company has been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of the Company’s directors, executive officers or, to the Company’s knowledge, beneficial owners of more than 5% of the Company’s capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement.

All proposed transactions between the Company and its officers, directors, and principal shareholders are required be approved by a disinterested majority of the members of the Board and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

2.11        Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file certain reports with the SEC regarding ownership of, and transactions in, the Company’s securities. These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that are filed with the SEC. Based solely on a review of copies of such forms received by the Company and written representations received by the Company from certain reporting persons, the Company believes that except for one Form 3 and two Form 4’s (one reporting eight separate purchases of the Company’s common stock over a two day period, and the other reporting the grant of 15,000 shares of unrestricted stock) that was filed late by Michael Osborn, all Section 16(a) reports required to be filed by the Company’s executive officers, directors and 10% stockholders were filed on a timely basis for the year ended December 31, 2025.

2.12       Audit Committee Report

The general purpose of the Audit Committee is to assist the Board of Directors in the exercise of its fiduciary responsibility of providing oversight of the Company’s financial statements and the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and other aspects of the financial management of the Company. The Audit Committee is appointed by the Board of Directors. All committee members are financially literate.

Specific Audit Committee Actions Related to Review of the Company’s Audited Financial Statements: In discharging its duties, the Audit Committee, among other actions, has (i) reviewed and discussed the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2025 with management, (ii) discussed with the Company’s independent auditors the matters required to be discussed by SAS 61, as amended (AICPA, Professional Standards, Vol. 1, AU380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, related to such financial statements, (iii) received the written disclosures and the letter from the Company’s independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence, and (iv) based on such reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the twelve months ended December 31, 2025.

AUDIT COMMITTEE

Sean Cary, Chairperson

Stan Turel

Craig Smith

2.13       Fees of Independent Registered Public Accounting Firm

Baker Tilly US LLP (formerly Moss Adams LLP) served as the Company’s independent registered public accounting firm for the years ended December 31, 2025 and 2024. Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories are:

	Years Ended December 31,
	2025	2024
Audit fees (1)	361,487	$327,862
Tax fees (2)	60,565	60,800

	$422,052	$388,662

(1)	Audit fees represent fees for services rendered for the audit of the Company’s annual financial statements and other audit related, 401k plan audit, review of prospectus supplement and review of the Company’s quarterly financial statements.

(2)	Tax fees represent fees for services rendered for tax compliance, tax advice and tax planning.

Pre-approval policies and procedures

It is the policy of the Company not to enter into any agreement for Baker Tilly US LLP to provide any non-audit services to the Company unless (a) the agreement is approved in advance by the Audit Committee or (b) (i) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount the Company pays to Baker Tilly US LLP during the fiscal year in which such services are rendered, (ii) such services were not recognized by the Company as constituting non-audit services at the time of the engagement of the non-audit services and (iii) such services are promptly brought to the attention of the Audit Committee and prior to the completion of the audit were approved by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee will not approve any agreement in advance for non-audit services unless (1) the procedures and policies are detailed in advance as to such services, (2) the Audit Committee is informed of such services prior to commencement and (3) such policies and procedures do not constitute delegation of the Audit Committee’s responsibilities to management under the Securities Exchange Act of 1934, as amended. In the fiscal years ended December 31, 2025 and 2024 all of the services performed by Baker Tilly US LLP were pre-approved by the Audit Committee.

3.       ELECTION OF DIRECTOR (PROPOSAL NO. 1)

At the Annual Meeting two directors are up for election to the Board of Directors, each for a term of three years. In November 2015 the Board of Directors amended the Company’s Bylaws to include, among other things, dividing board membership into three groups with staggered terms. Therefore, all nominees have been divided into groups. The Board of Directors recommends that shareholders vote for the election as directors the persons named below as nominees to serve on the Board of Directors for the term specified below:

		Term Begins Following	Term Ends at
Nominees:	Group Number	Annual Meeting:	Annual Meeting:
James W Bernau	I	2026	2029
Sean M. Cary	I	2026	2029

The Board of Directors believes that the nominees will serve if elected as directors. There is no cumulative voting for election of directors. Directors are elected by a plurality of votes; therefore, the two persons receiving the most votes, even if less than a majority of the votes cast, will be elected directors. Abstentions or failure to vote will have no effect on the election of directors, assuming the existence of a quorum. The Board of Directors unanimously recommends a vote FOR this proposal.

4.       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO. 2)

The Audit Committee has appointed Baker Tilly US, LLP as independent auditors for the 2026 fiscal year. Baker Tilly will audit the Company’s financial statements for the 2026 fiscal year and perform other services. While shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the selection of Baker Tilly to the shareholders for ratification as good corporate governance practice. If the shareholders fail to ratify the selection of Baker Tilly, the Audit Committee may, but is not required to, reconsider whether to retain Baker Tilly. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accountant or auditor at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

The proposal will be approved if, assuming the existence of a quorum, more shares of the Company’s Common Stock cast on the proposal vote in favor of approval than vote against the proposal. Abstentions are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of this proposal. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the ratification of Baker Tilly as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

A representative of Baker Tilly is expected to attend the Annual Meeting at his/her own expense and will be given an opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of Baker Tilly as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Assuming the existence of a quorum, the appointment of Baker Tilly will be ratified if approved by the holders of a majority of the shares present in person or by proxy.

5.       ADVISORY (NON-BINDING) APPROVAL ON COMPANY’S EXECUTIVE COMPENSATION (PROPOSAL NO. 3)

Pursuant to Section 14A of the Exchange Act, the Board of Directors is asking the shareholders to provide advisory approval of the compensation of our named executive officers as we have described it in the “Executive Compensation” section of this proxy statement. While this vote is advisory, and not binding on our Company, it will provide information to our Board and Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal 2026 and beyond.

The Board asks that shareholders indicate their support for our executive compensation policies and practices as described in this Proxy Statement by voting “FOR” the following resolution:

 “Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the compensation tables and the related narrative disclosure in this Proxy Statement.”

The proposal will be approved if, assuming the existence of a quorum, at least a majority of the shares of the Company’s Common Stock cast on the proposal vote in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of the proposal. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the proposal. The Board of Directors unanimously recommends a vote FOR this proposal.

6.       SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

6.1       Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in the proxy statement relating to next year’s annual meeting, a shareholder proposal must be received at our principal executive offices no later than January 28, 2027. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the Company Secretary, Willamette Valley Vineyards, Inc., 8800 Enchanted Way SE, Turner, Oregon 97392. If the date of the next annual meeting is changed by more than 30 days from the anniversary of this year’s annual meeting, then, to be considered for inclusion in the proxy statement relating to next year’s annual meeting, notice of a shareholder proposal will need to be received by the Company in a reasonable amount of time before the Company begins to print and send its proxy materials.

6.2       Other Shareholder Proposals

If a shareholder wishes to present a shareholder proposal at our next annual meeting that is not intended to be included in the proxy statement pursuant to Rule 14a-8 of the Exchange Act, the shareholder should give notice to our Company Secretary of such proposal. Such notice should be addressed to the Company Secretary, Willamette Valley Vineyards, Inc., 8800 Enchanted Way SE, Turner, Oregon 97392. According to the Company’s bylaws, in order to be timely, such notice must be in writing and received by the Company Secretary, not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the 2026 Annual Meeting (no earlier than January 28, 2027, and no later than the close of business on February 27, 2027). However, if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be delivered to the Company’s Secretary not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. Therefore, in the event a shareholder does not notify the Company of an intent to present a shareholder proposal at the Company’s 2027 Annual Meeting within the timeframe outlined above, the Company’s management will have the right to exercise their discretionary authority to vote proxies received for such meeting with respect to any such proposal.

6.3       Shareholder Director Nominations

The independent members of the Board of Directors select and recommend to the Board of Directors for approval nominees for director and committee member positions. The Board then considers the recommendation of these directors and decides which nominees to present to the Company’s shareholders for election to the Board of Directors.

Shareholders who wish to submit a proposed nominee for election to the Board of Directors of the Company for consideration by the Board should send written notice to the Chairperson of the Board of Directors, Willamette Valley Vineyards, Inc., 8800 Enchanted Way SE, Turner, Oregon 97392 no later than February 27, 2027. Such notification should set forth the name and address of such nominee or nominees and a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, as well as all information relating to the proposed nominee as is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Additionally, such notice must include the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; the name and address of such shareholder or beneficial owner on whose behalf the nomination is being made; the number of shares of the Company owned beneficially and of record by such shareholder or beneficial owner; and a representation that such shareholder intends to vote such stock at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. The Board will consider shareholder nominees on the same terms as nominees selected by the Board.

7.       RESULTS OF THE ANNUAL MEETING

The Company intends to announce preliminary voting results at the Annual Meeting and will publish final results within four business days of the Annual Meeting in a Current Report on Form 8-K, which the Company will file with the SEC.

8.       HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. The Company has implemented householding rules with respect to our shareholders of record. Additionally, a number of brokers with account holders who are shareholders may be “householding” the Company’s proxy materials. If a shareholder receives a householding notification from his, her or its broker, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once a shareholder has received notice from his/her broker that they will be “householding” communications to such shareholders address, “householding” will continue until you are notified otherwise.

Shareholders who currently receive multiple copies of the Notice of Internet Availability at their address and would like to request “householding” of their communications should contact their broker. In addition, if any shareholder that receives a “householding” notification wishes to receive a separate Notice of Internet Availability at his, her or its address, such shareholder should also contact his, her or its broker directly. Shareholders who wish to receive multiple copies may also contact the Company c/o Company Secretary, Willamette Valley Vineyards, Inc., 8800 Enchanted Way SE, Turner, Oregon 97392, Telephone Number: (503) 588-9463. The Company undertakes to provide all such additional copies of the proxy materials upon request.

Shareholders of record sharing an address can request delivery of a single copy of our annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials by contacting the Company at: c/o Company Secretary, Willamette Valley Vineyards, Inc., 8800 Enchanted Way SE, Turner, Oregon 97392.

9.        COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally, by telephone or by email by directors, officers and employees of the Company, who will not be specially compensated for such activities. Your cooperation in promptly completing and returning the enclosed proxy to vote your shares of Common Stock will help to avoid additional expense.

10.       ADDITIONAL INFORMATION

A copy of the Company’s Annual Report accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K with the SEC. Shareholders may obtain, free of charge, a copy of the Annual Report on the website maintained by the SEC at www.sec.gov or by writing to the Company Secretary, Willamette Valley Vineyards, Inc., 8800 Enchanted Way SE, Turner, Oregon 97392, or they may access a copy through links provided on the Company’s website: www.wvv.com. The information on the Company’s website is not part of this Proxy Statement.

By Order of the Board of Directors

James W. Bernau

Chairperson of the Board

May 28, 2027

You invested in WILLAMETTE VALLEY VINEYARDS, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on July 11, 2026.

Get informed before you vote

View the Annual Report and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 27, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*	Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the
upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items			Board Recommends
1.	Election of Directors to be elected for terms expiring in 2029
Nominees:
	01)	James W. Bernau	For
	02)	Sean M. Cary
2.	Ratification of appointment of Baker Tilly US, LLP as the independent registered public accounting firm of Willamette Valley Vineyards, Inc. for the year ending December 31, 2026.		For
3.	Advisory (non-binding) approval of the Company’s executive compensation.		For
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Willamette Valley Vineyards, Inc. The proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s), but if no direction is made, the proxy will be voted “FOR” each of the proposals identified above.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

V95243-P52291

SCAN TO VIEW MATERIALS & VOTE

WILLAMETTE VALLEY VINEYARDS, INC. 8800 ENCHANTED WAY SE TURNER, OR 97392

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on July 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on July 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V95240-P52291	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

WILLAMETTE VALLEY VINEYARDS, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s),
The Board of Directors recommends you vote FOR the following:	All	All	Except	mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors to be elected for terms expiring in 2029	☐	☐	☐

Nominees:

01) James W. Bernau
02) Sean M. Cary

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Ratification of appointment of Baker Tilly US, LLP as the independent registered public accounting firm of Willamette Valley Vineyards, Inc. for the year ending December 31, 2026.	☐	☐	☐

3.	Advisory (non-binding) approval of the Company’s executive compensation.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Willamette Valley Vineyards, Inc. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s), but if no direction is made, this proxy will be voted “FOR” each of the proposals identified above.

Please sign exactly as name appears on the Share Certificates. When shares are held by joint tenants, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Proxy Statement are available at www.proxyvote.com

V95241-P52291

WILLAMETTE VALLEY VINEYARDS, INC.
Annual Meeting of Shareholders
Saturday July 11, 2026 11:00 AM
This proxy is solicited by the Board of Directors

Willamette Valley Vineyards, lnc. 8800 Enchanted Way SE, Turner, Oregon 97392

This proxy appointing James W. Bernau and Jan Green Bernau as proxy holders is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on July 11, 2026 and at any adjournments or postponements thereof.

The undersigned shareholder of Willamette Valley Vineyards, lnc. hereby appoints James W. Bernau and Jan Green Bernau, and each of them, with power of substitution to each, to attend the Annual Meeting of Shareholders of said corporation to be held July 11, 2026, at 11 AM Pacific Time, at Willamette Valley Vineyards, and any adjournments or postponements thereof, and to vote the shares of the undersigned at such meeting with respect to the proposals, as indicated on the reverse side of this page, with all powers that the undersigned would have if acting in person; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSALS.

Continued and to be signed on reverse side